Exhibit 99.4

DAVIDsTEA SHAREHOLDERS URGED TO CAST IMPORTANT VOTE FOR THE COMPANY’S SLATE AT UPCOMING ANNUAL MEETING

Vote the YELLOW Proxy FOR the DAVIDsTEA Director Nominees Today and Support Compelling New Vision for the Company

MONTREAL, May 10, 2018 (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today commenced the mailing of its Management Proxy Circular ahead of the company’s Annual General Meeting of Shareholders that will take place in Montréal, Quebec on June 14, 2018 at 9:30 a.m.

Enclosed in the Management Proxy Circular is a letter to shareholders from the DAVIDsTEA Board of Directors outlining the important choice facing the company’s shareholders at the upcoming annual meeting and the reasons to vote FOR the DAVIDsTEA slate of director nominees.  A copy of the letter is included below in full:

LETTER TO SHAREHOLDERS

Dear DAVIDsTEA shareholder:

Your vote at the June 14, 2018 meeting of shareholders of DAVIDsTEA has never been more important. Your vote will determine the path forward for the company and your investment. You have a choice between two differing futures:

DAVIDsTEA’s renewed board and current management team who have a positive vision for the future that includes innovative initiatives to enhance value for ALL shareholders;

or

Herschel Segal and his status quo plan which risks stalling DAVIDsTEA’s progress.

Promising Future with Current Management and Renewed Board

Your company has a promising future. This is something we — the DAVIDsTEA Board of Directors, management, as well as co-founder and dissident shareholder, Herschel Segal — all agree on. To realize this promise, DAVIDsTEA must adapt to new challenges in the retail industry and meet the evolving expectations of our customers in order to sustain this progress. The status quo is not an option.

To this end, the DAVIDsTEA board and management have established a vision for your company anchored around four key pillars, all of which are rooted in data-driven customer perspectives and a deep understanding of what it will take to succeed in the future of retail:

1.              Investing in e-commerce, which is a core part of DAVIDsTEA’s ambitious plans to grow online sales.

2.              Refocusing on merchandising and marketing to improve our service offerings, leverage our learnings and key customer insights from the past year to rebuild our product assortment, and drive new business.

3.              Leveraging our strong brand to drive sales through wholesale channels and international opportunities.

4.              Building a profitable store network by focusing on improving the productivity of existing stores and evaluating the closure of non-performing stores.

This is the future of DAVIDsTEA.

To execute on the go-forward plan, your company needs stability and sound guidance from a board of directors that brings the right experience and expertise and that provides a strong, dynamic new management team with the time and freedom it needs to realize the vision for the future of your company.

Mr. Segal, through his holding company Rainy Day Investments Ltd. (RDI), is proposing an alternative slate of directors that, in addition to giving him effective control of DAVIDsTEA, represents the status quo. We believe this would be a step backward for your company.

While we believe that Mr. Segal, as a 46% shareholder, is entitled to proportionate representation on the board, allowing Mr. Segal to take over the entire board with his handpicked slate as well as the title of executive chairman would permit him to run the board and the company like a family business. This would not serve the interests of all DAVIDsTEA shareholders. Who will represent the interests of ALL shareholders?

Large Shareholders Express Concerns About Mr. Segal’s Actions

We are not alone in our concerns. Three of DAVIDsTEA’s largest shareholders — Porchlight Equity Management, LLC (12.8%), TDM Asset Management PTY LTD. (12.2%), and Edgepoint Wealth Management, Inc. (11.5%) — have independently expressed their concerns with RDI’s actions and stated they had “serious concerns with RDI’s current approach and proposal”. In a March 28, 2018 letter(1), the three shareholders stated:

“We believe it is important to recognize that, until his recent resignation, Herschel Segal, RDI’s President, has at all times been an active member of the Board and, through his influence as a director and significant shareholder, he has exerted considerable influence over DTEA’s board composition, management and strategic direction. While he is within his rights to express concerns with DTEA’s financial performance and seek change, we believe it is disingenuous for him to disregard his role in bringing the company to where it is today and present himself as the only shareholder whose views and experience should be considered in assembling DTEA’s Board.”

“The Board must continue to represent the interests of all shareholders, not just those of DTEA’s largest shareholder. As such, it is not in the best interests of DTEA or its shareholders that Mr. Segal be allowed to reconstitute the Board with his handpicked nominees.”

The Choice is Clear. Vote Your YELLOW Proxy Today

A vote FOR the DAVIDsTEA board nominees is a vote for stability, progress and the promise of a new vision for your company. It is a vote for the future success of DAVIDsTEA, something we all feel passionately about.

Shareholders are encouraged to read the management information circular which details the many reasons to support management’s board who will take DAVIDsTEA to the next phase and further the company’s success. Shareholders will also learn more about why we believe it would be a great concern to allow Mr. Segal to take control of your company.

(1) http://services.corporate-ir.net/SEC.Enhanced/SecCapsule.aspx?c=253953&fid=15556644

It is very important that you act today and cast your vote. Please use the YELLOW form of proxy today to vote FOR DAVIDsTEA’s nominees, a slate that will act in the best interests of ALL shareholders.

We appreciate your support as we continue to work on value enhancing initiatives for the benefit of DAVIDsTEA and its shareholders.

The DAVIDsTEA Board of Directors

The Management Proxy Circular and associated information can be found on DAVIDsTEA’s website at 2018meeting.davidstea.com.

VOTING INSTRUCTIONS

YELLOW proxies must be received no later than June 12 at 5 p.m. (Eastern Time).

Shareholders are urged to express their support of the DAVIDsTEA nominees by voting using only the YELLOW proxy well in advance of the proxy deadline in order to be counted at the AGM. For questions or voting assistance, please contact Laurel Hill Advisory Group at 1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com. DAVIDsTEA shareholders should disregard any proxy sent by Rainy Day Investments Ltd.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs and plans regarding the Company’s strategic direction. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as set forth in the Company’s Annual Report on Form 10-K dated April 19, 2018 and filed with the Securities and Exchange Commission on April 19, 2018. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Shareholder Questions & Voting Assistance

Shareholders who have questions or require assistance with voting may contact DAVIDsTEA’s proxy agent at:

Laurel Hill Advisory Group

Toll free in North America: 1-877-452-7184

Outside North America: 1-416-304-0211 (collect)

Email: assistance@laurelhill.com

Media Contact

Edelman

Nina Godard

(416) 455-6324

nina.godard@edelman.com

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